Exhibit 10.d

                         WASHINGTON TRUST BANCORP, INC.
                   AMENDED AND RESTATED 1988 STOCK OPTION PLAN


This Amended and Restated Stock Option Plan (the "Plan") constitutes an amendment and restatement of the 1988 Stock Option Plan which was adopted by the Board of Directors of Washington Trust Bancorp, Inc. (the "Corporation") in 1988 and by the shareholders of the Corporation on April 4, 1988, and further amended by the Board of Directors on April 3, 1989. The purpose of this Plan is to encourage and enable certain officers, employees and directors of the Corporation and any subsidiaries to acquire an interest in the Corporation through the granting of stock options, as herein provided, to acquire its common stock, $.0625 par value per share (the "Common Stock") . Two separate forms of options may be granted pursuant to this Plan: Incentive Stock Options under the provisions of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") ; and Non-Qualified Options. Both forms of options are herein referred to collectively hereunder as "options".

1.    Shares of Stock Subject to the Plan

The stock that may be issued and sold pursuant to options granted under the Plan shall not exceed, in the aggregate, 400,000 shares of Common Stock, which may be
(i) authorized but unissued shares, (ii) treasury shares, or (iii) shares previously reserved for issue upon exercise of options under the Plan, which options have expired or terminated; provided, however, that the number of shares subject to the Plan shall be subject to adjustment as provided in Section 7.

2. Administration

The Plan shall be administered, construed and interpreted by a committee appointed by the Board of Directors of the Corporation (hereinafter called the "Committee") . The Committee shall consist of three or more members of the Board of Directors who are not officers of the Corporation. No member of the Committee shall be entitled to participate in the Plan, except as provided in Section 14 hereof. Subject to the provisions of the Plan, the Committee shall determine the persons to be granted options (the "Optionees"), the number of shares subject to each option, whether the options shall be Incentive Stock Options or Non-Qualified Options, the price to be paid for the shares upon the exercise of each option, and the terms and conditions of the options. In addition, the Committee shall adopt forms of option agreements and make determinations under, or interpretations of, any provision of the Plan and any option. The Committee shall maintain separate records with respect to Incentive Stock Options and Non-Qualified Options granted under the Plan to facilitate the determination of the appropriate tax treatment for such options. Any of the foregoing action taken by the Committee in its sole discretion shall be final and conclusive. Any Committee action with respect to options granted to non-employee directors pursuant to Section 14 hereof shall be limited to ministerial, non-discretionary matters, consistent with the terms of the Plan.

3. Eligibility

Officers (whether or not they are directors) and employees of the Corporation shall be eligible to receive options. A director of the Corporation who is not a full time employee of the Corporation shall not be eligible to receive options, except as provided in Section 14 hereof.

4.    Price and Limitation on Grant of Options

(a) The purchase price of the Common Stock which may be purchased under each option shall be at least equal to the fair market value per share of the outstanding Common Stock of the Corporation at the time the option is granted, as determined by the Committee. The aggregate fair market value (determined as of the time the option is granted) of the Common Stock for which any person participating in the Plan may be granted options under the Plan (or any subsequent option plan) as Incentive Stock Options under Section 422A of the Code shall not exceed the minimum amount (either at grant or vesting) that would be permissible under said Section 422A and the Treasury regulations thereunder without disqualifying such option as an Incentive Stock Option.

(b) The purchase price of shares which may be purchased under each Incentive Stock Option issued to a person who, immediately prior to the grant of such option, owns (directly or indirectly) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation shall be at least equal to 110 percent of the fair market value of the Common Stock subject to the option, as determined in Section 4(a) above.

(c) The option price shall be payable either (i) in United States dollars in cash or by check, bank draft or money order payable to the order of the Corporation, (ii) through the delivery of shares of Common Stock of the Corporation (the "Stock") already owned by the Optionee with a fair market value equal to the option price, or (iii) by a combination of (i) and (ii) above. The fair market value of Stock so delivered shall be the mean of the high and low prices of publicly traded shares of Common Stock of the Corporation on the date of exercise or as otherwise may be determined by the Committee. Unless otherwise determined by the Committee, an Optionee may engage in a successive exchange (or series of exchanges) in which Common Stock they are entitled to receive upon the exercise of an option may be simultaneously utilized as payment for the exercise of an additional option or options.

5.    No Rights as Shareholder

Until receipt of the purchase price upon exercise of an option and fulfillment of other requirements of the Plan, no Optionee or person entitled to exercise the option shall be, or shall be deemed to be, a holder of any shares of the Corporation subject to the option for any purpose.

6.    Non-Transferability of Option

Each option granted under the Plan shall provide that it is personal to the Optionee, is not transferable by the Optionee in any manner otherwise than by will or the laws of descent and distribution or a qualified domestic relations order ("Qualified Domestic Relations Order"), as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder ("ERISA"), and is exercisable, during the Optionee's lifetime, only by such Optionee.

7.    Dilution or Other Adjustments

The terms of the options and the number of shares subject to this Plan shall be equitably adjusted in such manner as to prevent dilution or enlargement of option rights in the following instances:

(a) the declaration of a dividend payable to the holders of Common Stock in stock of the same class;

(b) a split-up of the Common Stock or a reverse split thereof; or

(c) a recapitalization of the Corporation under which shares of one or more different classes are distributed in exchange for or upon the Common Stock without payment of any valuable consideration by the holders thereof.

The terms of any such adjustment shall be conclusively determined by the Board.

8.    Shareholder Approval

The Plan is subject to the approval of the shareholders of the Corporation. If such approval is not given within twelve (12) months after the date of the Plan's adoption by the Board, the portion of the Plan relating to the extension of the option exercise periods, as provided in Sections 12 and 14 hereof, and the grant of options to non-employee directors upon re-election, as provided in
Section 14 hereof, shall terminate and be of no force and effect.

9.    Period of Grants; Expiration; Termination

Options may be granted under the Plan at any time, or from time to time, until December 31, 1997. Each option granted under the Plan shall expire not more than ten years from the date the option is granted. The Plan may be terminated at any time by the Board of Directors of the Corporation, except with respect to any options then outstanding under the Plan.

10.   Effect of Certain Transactions

If the Corporation is merged into or consolidated with another corporation under circumstances where the Corporation is not the surviving corporation, or if the Corporation is liquidated or sells or otherwise disposes of all or substantially all of its assets to another corporation while unexercised options remain outstanding under the Plan after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding option shall be entitled, upon exercise of such option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale. Notwithstanding the provisions of any option for Common Stock which provides for its exercise in installments, such option shall become immediately exercisable in the event of a change in control or offer to effect a change in control. For purposes of this Section 10, a "change in control" shall have the same meaning as is set forth in Section 14 hereof. The term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision as to whether a change in control or offer to effect a change in control has occurred shall be made by a majority of the Continuing Directors (as defined in the Restated Articles of Incorporation as in effect on March 1, 1988) and shall be conclusive and binding.

Notwithstanding Sections 9 and 15 of the Plan, this provision shall not be amended or revoked in any manner without the affirmative vote of 80% of the Board of Directors and a majority of the Continuing Directors (as defined above)

11.   Liability and Indemnification

No member of the Committee shall be liable for any action or determination made in good faith, and such members shall be entitled to indemnification and reimbursement to the fullest extent provided in the Corporation's By-laws.

12.   Termination of Employment

In the event that an Optionee's employment by the Corporation shall terminate, any option held by such Optionee, whether granted prior to or following the amendment and restatement of this Section 12, shall terminate immediately, subject to the following:

If any termination of employment is due to retirement with the consent of the Corporation, the Optionee shall have the right, subject to the provisions of
Section 5 hereof, to exercise any such option at any time within three months, in the case of Incentive Stock Options ("ISO Retirement Exercise Period"), and within three years (or up to five years, upon the approval of the Committee, in any individual case) , in the case of Non-Qualified Options ("NQ Retirement Exercise Period"), after such retirement, to the extent that he was entitled to exercise the same immediately prior to his retirement; and

If the Optionee shall die while in the employment of the Corporation or during the ISO Retirement Exercise Period, in the case of Incentive Stock Options, or during the NQ Retirement Exercise Period, in the case of Non-Qualified Options, his estate, personal representative, or beneficiary shall have the right, subject to the provisions of Section 8 hereof, to exercise his option, at any time within three years from the date of his death, to the extent that the Optionee was entitled to exercise the same immediately prior to his death.

Whether any termination of employment is to be considered a retirement with the consent of the Corporation and whether an authorized leave of absence or absence on military or government service or for other reasons shall constitute a termination of employment for the purposes of the Plan, shall be determined by the Committee, which determination shall be final and conclusive. On a case by case basis, the Committee may, in its sole discretion, accelerate the schedule of the time or times when an option granted under this Plan, other than an option granted pursuant to Section 14 hereof, may be exercised.

13.   Purchase of Options

At the discretion of the Committee, an employee who has been granted options may also be granted the right to require the Corporation to purchase all or a portion of such options for cancellation (a "stock appreciation right"). To the extent he exercises this right, the Corporation shall pay him in cash and/or Common Stock the excess of the fair market value of each share of Common Stock covered by the options (or portion thereof purchased) on the date the election is made over the option price. The election shall be made by delivering written notice thereof to the Committee. Shares subject to the options so purchased shall not again be available for purposes of the Plan.

14.   Options Granted to Non-Employee Directors

The provisions of this Section 14 govern the granting and terms of options for non-employee directors. These provisions supersede all other provisions of the Plan to the extent, and only to the extent, such other provisions are inconsistent with this Section 14.

Each person who is initially elected or re-elected a director of the Corporation after December 17, 1992 shall automatically be granted a Non-Qualified Option covering 1,000 shares as of the date of his election or re-election, as the case may be, the option price for which shall be the fair market value of the Common Stock on such date and the expiration of which shall be the tenth anniversary thereof.

Each option granted by this Section 14 may be exercised as follows:

(a) 25% of the shares subject to such option may be purchased on and after the date of grant; and

(b) an additional 25% of such shares may be purchased commencing on the first, second and third anniversaries of the date of grant.

In the event of a Change in Control of the Corporation (as hereinafter defined), each option granted under this Section 14 will thereupon be exercisable in full by the Optionee.

For the purposes of this Section 14, a "Change in Control of the Corporation" shall occur if:

(i) any person, firm, corporation, organization or association of persons or organizations acting in concert, excluding any qualified employee benefit plan of the Corporation applicable to employees generally of the Corporation and its controlled subsidiaries, shall acquire securities having in the aggregate more than 20% of the outstanding voting power of the Corporation, whether in whole or in part by means of an offer made publicly to the holders of all or substantially all of the outstanding shares of any one or more classes of the voting securities of the Corporation to acquire such shares for cash, other property or a combination thereof or whether such acquisition was made by any other means, unless such transaction is consented to by vote of at least a majority of the Continuing Directors (as defined in Article NINTH of the Corporation's Restated Articles of Incorporation); or

(ii) the Corporation transfers all or a substantial part of its properties and assets to another person, firm, corporation, organization or association of persons or organizations, excluding a subsidiary controlled by the Corporation itself, unless such transaction is consented to by vote of at least 80% of the Continuing Directors; or

(iii) the Corporation shall consolidate or merge with or into any person, firm, corporation, organization or association of persons or organizations unless the Corporation or its controlled subsidiary shall be the continuing corporation or the successor corporation and shall not be controlled by any other person, firm or corporation, unless such transaction is consented to by vote of at least 80% of the Continuing Directors; or

(iv) during any period of 24 consecutive months, commencing before or after the date of adoption of this Plan, individuals who at the beginning of such 24-month period were directors of the Corporation shall cease to constitute at least a majority of directors of the Corporation's Board of Directors unless the remaining directors who were directors at the beginning of such period and any directors who were not directors at the beginning of such period but whose election was approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of such period, constitute a majority of the Corporation's Board of Directors.

If the holder of an option granted pursuant to this Section 14, either prior to or following the amendment and restatement of this Section 14, shall cease to be a director of the Corporation, he may, unless removed for cause by the shareholders of the Corporation, in which event his option shall terminate, thereafter exercise his option to the extent he was entitled to exercise it on the date his service as a director terminated, but only within three years after the date of such termination. In no event, however, may an option granted pursuant to this Section 14 be exercised at a time when the option would not be exercisable had the holder thereof remained a director of the Corporation.

In the  event of the death of a holder of an  option  granted  pursuant  to this
Section 14, either prior to or following the amendment and  restatement  of this
Section 14, if such holder was entitled to exercise an option at the time of his death, then at any time or times within three years after his death such option may be exercised, as to all or any of the shares which he was entitled to purchase immediately prior to his death, by his executor or administrator or the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution or pursuant to a Qualified Domestic Relations Order and, except as so exercised, such option will expire at the end of such period. In no event, however, may an option be exercised after the expiration of the option period.

The formula set forth in this Section 14 shall not be amended more frequently than once every six months, if at all, other than to comport with changes in the Code or ERISA.

15.   Amendment of the Plan

The Board may amend and make such changes in and additions to the Plan as it may deem proper and in the best interest of the Corporation; provided, however, that no such action shall adversely affect or impair any options theretofore granted under the Plan without the consent of the Optionee; and provided, further, that no amendment (i) increasing the maximum number of shares which may be issued under the Plan, except as provided in Section 7, (ii) extending the term of the Plan or any option, (iii) changing the minimum exercise price of options to be granted under the Plan, (iv) changing the requirement as to eligibility for participation in the Plan, or (v) that is "material" pursuant to the applicable rules of the Securities and Exchange Commission, shall be adopted without the approval of the shareholders of the Corporation.

16.   Section 16 Compliance

With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended ("1934 Act"), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee in its sole discretion.